UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2016

Premier Pacific Construction, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-192107	90-0920687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13103 GOLDEN WAY
POWAY, CA  92064
 (Address of principal executive offices, including zip code)

(858) 748-7152
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01     Regulation FD Disclosure.

The Company has been exploring the possibility of expanding its operations to include the purchase and installation of solar energy systems.  We are currently negotiating with a San Diego, California based privately-held solar energy company for the purchase of a 300MW solar equipment installation contract pipeline (the “pipeline”) for homes, businesses and governmental organizations.  For purposes of the purchase, the parties estimate the value of the pipeline at $3 million.  We intend to purchase the pipeline with shares of our common stock.

Subsequent to purchasing the pipeline, we intend to hire a team of individuals who have experience with solar energy installation and solar equipment purchasing.

Our President is in the process of negotiating the final terms of a definitive asset purchase agreement, which he expects to be finalized before January 15, 2016.  The Company anticipates that this new business opportunity will be beneficial to its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 8, 2016	Premier Pacific Construction, Inc.

/s/ Richard Francella
By: Richard Francella